EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby authorizes and appoints any person listed below or Humbert de Wendel, Treasurer of TOTAL S.A., as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, to act, without any other, for him or her and in his or her name, place, and stead, in any and all capacities, to sign a Registration Statement on Form S-8 (including under any other appropriate Form) of TOTAL S.A., a French société anonyme, and any or all amendments (including post-effective amendments) thereto, relating to the registration under the U.S. Securities Act of 1933, as amended, of common shares, nominal value 2.50 euros each, of TOTAL S.A. that may be issued pursuant to the Total Holdings USA, Inc. 2013 Employee Shareholder Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, or any state regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection with the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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DATE: NOVEMBER 15, 2012	/s/ Christophe de Margerie
Christophe de Margerie Chairman and Chief Executive Officer Director

DATE: NOVEMBER 6, 2012	/s/ Patrick Artus
Patrick Artus Director

DATE: NOVEMBER 10, 2012	/s/ Patricia Barbizet
Patricia Barbizet Director

DATE: NOVEMBER 10, 2012	/s/ Gunnar Brock
Gunnar Brock Director

DATE: NOVEMBER 5, 2012	/s/ Claude Clément
Claude Clément Director

DATE: NOVEMBER 6, 2012	/s/ Marie-Christine Coisne-Roquette
Marie-Christine Coisne-Roquette Director

DATE: NOVEMBER 9, 2012	/s/ Bertrand Collomb
Bertrand Collomb Director

[Signature page of Power of Attorney.]

DATE: NOVEMBER 5, 2012	/s/ Paul Desmarais Jr.
Paul Desmarais Jr. Director

DATE: NOVEMBER 5, 2012	/s/ Thierry Desmarest
Thierry Desmarest Director

DATE: NOVEMBER 8, 2012	/s/ Anne-Marie Idrac
Anne-Marie Idrac Director

DATE: NOVEMBER 5, 2012	/s/ Barbara Kux
Barbara Kux Director

DATE: NOVEMBER 5, 2012	/s/ Gérard Lamarche
Gérard Lamarche Director

DATE: NOVEMBER 11, 2012	/s/ Anne Lauvergeon
Anne Lauvergeon Director

DATE: NOVEMBER 5, 2012	/s/ Claude Mandil
Claude Mandil Director

[Signature page of Power of Attorney.]

DATE: NOVEMBER 15, 2012	/s/ Michel Pébereau
Michel Pébereau Director

DATE: NOVEMBER 5, 2012	/s/ Patrick de La Chevardière
Patrick de La Chevardière Executive Vice President and Chief Financial Officer

DATE: NOVEMBER 12, 2012	/s/ Dominique Bonnet
Dominique Bonnet Chief Accounting Officer

DATE: NOVEMBER 1, 2012	/s/ Robert O. Hammond
Robert O. Hammond Authorized Representative in the United States

[Signature page of Power of Attorney.]